Exhibit 99.1

PRESS RELEASE

For release:	November 7, 2011

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@global-indemnity.com

Global Indemnity plc Reports Third Quarter 2011 Financial Results.

Dublin, Ireland (November 7, 2011) – Global Indemnity plc (NASDAQ:GBLI) today reported a net loss for the three months ended September 30, 2011 of $34.2 million or $1.13 per share and net loss for the nine months ended September 30, 2011 of $16.0 million or $0.53 per share. As of September 30th, book value per share decreased to $28.84 or 5.7% from $30.59 per share at December 31, 2010.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010

Gross Premiums Written	$73.1	$86.2	$255.7	$271.1
Net Premiums Written	$64.9	$73.2	$234.4	$234.2

Net income (loss)	$(34.2)	$19.8	$(16.0)	$63.2
Net income (loss) per share	$(1.13)	$0.65	$(0.53)	$2.09

Operating income (loss)	$(34.8)	$18.5	$(31.6)	$47.1
Operating income (loss) per share	$(1.15)	$0.61	$(1.04)	$1.56

	As of September 30, 2011	As of June 30, 2011	As of March 31, 2011	As of December 31, 2010

Book value per share	$28.84	$31.01	$30.96	$30.59
Shareholders’ equity	$877.5	$943.2	$941.4	$928.7
Cash and invested assets	$1,661.9	$1,734.4	$1,739.3	$1,717.2

About Global Indemnity plc and its subsidiaries

Global Indemnity plc (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages in the United States, as well as reinsurance throughout the world. Global Indemnity plc’s two primary divisions are:

•	United States Based Insurance Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Forward-Looking Information

Forward-looking statements contained in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. We caution investors that our actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for a discussion of the risks and uncertainties which may affect us and for a more detailed discussion of our cautionary note regarding forward-looking statements.

Global Indemnity plc’s Combined Ratio for the Three and Nine Months Ended September 30, 2011 and 2010

The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Loss Ratio:
Current Accident Year
Excluding Catastrophes	86.8	58.8	73.7	57.0
Catastrophes	21.7	5.2	19.1	7.0

Current Accident Year	108.5	64.0	92.8	64.0
Changes to Prior Accident Year	3.3	(21.5)	(3.5)	(15.6)

Loss Ratio – Calendar Year	111.8	42.5	89.3	48.4
Expense Ratio	44.9	40.7	41.0	40.7

Combined Ratio (1)	156.7	83.2	130.3	89.1

(1)	A premium deficiency shall be recognized if the sum of expected loss and loss adjustment expenses and unamortized acquisition costs exceeds related unearned premium after consideration of investment income. Any future expected loss on the related unearned premium is recorded first by impairing the unamortized acquisition costs on the related unearned premium followed by an increase to loss and loss adjustment expense reserves on additional expected loss in excess of unamortized acquisition costs. Excluding the premium deficiency charge noted below the combined ratio would have been 143.1 points for the three months ended September 30, 2011 and 125.5 points for the nine months ended September 30, 2011.

For the three months ended September 30th, the calendar year loss ratio increased by 69.3 points to 111.8 points in 2011 from 42.5 points in 2010.

•

Excluding catastrophes, the current accident year loss ratio increased by 28.0 points to 86.8 points in 2011 from 58.8 points in 2010. The current accident year loss ratio includes 5.1 points due to premium deficiency charges.

•

Excluding catastrophes, the property loss ratio increased from 38.7 points in the third quarter of 2010 to 50.0 points in the third quarter of 2011 mainly due to severity from fire losses and severe weather. Including catastrophes, the property loss ratio increased by 46.1 points to 98.8 points in 2011 from 52.7 points in 2010.

•

The casualty loss ratio increased 45.6 points to 116.3 points in 2011 from 70.7 points in 2010. The increase is mainly attributable to increased losses in our general liability and professional lines in our U.S. Insurance Operations. The casualty loss ratio also includes $3.9 million, or 9.1 points, due to a premium deficiency charge.

•

Current year results include a 3.3 point increase in the loss ratio related to prior accident years. For 2011 we increased prior accident year reserves by $2.6 million. This increase was made up of a $0.8 million decrease from our U.S. Insurance Operations primarily due to decreases in general liability loss reserves mitigated partially by loss reserve increases in the auto liability, professional and umbrella lines. The decrease in U.S. Insurance Operations was offset by an increase of $3.4 million from our Reinsurance Operations primarily within casualty lines.

For the three months ended September 30th, the expense ratio increased from 40.7 points in 2010 to 44.9 points in 2011.

•

The increase in the expense ratio is mainly attributable to a premium deficiency charge of $6.6 million, or 8.6 points, and an increase in average commission rates due to changes in our mix of business.

•

The increase in the expense ratio was partially offset by lower employee costs from our previously disclosed Profit Enhancement Initiative, a decrease in share-based compensation related to the forfeiture of unvested restricted shares and options and a decrease in contingent commissions related to increases in loss ratios described above.

•

Corporate expenses also decreased $2.2 million on a quarter over quarter basis due to cost savings from our previously disclosed Profit Enhancement Initiative and a decrease in share-based compensation related to the forfeiture of unvested restricted shares and options.

For the nine months ended September 30th, the calendar year loss ratio increased by 40.9 points to 89.3 points in 2011 from 48.4 points in 2010.

•

Excluding catastrophes, the current accident year loss ratio increased by 16.7 points to 73.7 points in 2011 from 57.0 points in 2010. The current accident year loss ratio includes 1.7 points due to premium deficiency charges.

•

Excluding catastrophes, the property loss ratio increased from 38.2 points in the third quarter of 2010 to 47.1 points in the third quarter of 2011. Severity from fire losses and severe weather contributed to the increase. Including catastrophes, the property loss ratio increased by 34.7 points to 91.1 points in 2011 from 56.4 points in 2010.

•

The casualty loss ratio increased 25.3 points to 94.0 points in 2011 from 68.7 points in 2010. The increase is mainly attributable to increased losses in our general liability and professional lines in our U.S. Insurance Operations. The casualty loss ratio also includes $3.9 million, or 3.0 points, due to a premium deficiency charge.

•

Current year results include a 3.5 point reduction in the loss ratio related to prior accident years. This decrease was made up of (1) a decrease of $18.6 million from our U.S. Insurance Operations primarily due to decreases in general liability loss reserves mitigated partially by loss reserve increases in casualty brokerage and professional lines and (2) an increase of $10.6 million from our Reinsurance Operations primarily within casualty lines.

For the nine months ended September 30th, the expense ratio increased from 40.7 points in 2010 to 41.0 points in 2011.

•

The increase in the expense ratio is mainly attributable to a premium deficiency charge of $7.1 million, or 3.1 points, and an increase in average commission rates due to changes in our mix of business.

•

The increase in the expense ratio was offset by lower employee costs from our previously disclosed Profit Enhancement Initiative, a decrease in share-based compensation related to the forfeiture of unvested restricted shares and options and a decrease in contingent commissions related to increases in loss ratios described above.

•

Corporate expenses also decreased $4.7 million. The decrease is due to completing the redomestication to Ireland, cost savings from the Profit Enhancement Initiative and a decrease in share-based compensation related to the forfeiture of unvested restricted shares and options.

Global Indemnity plc’s three months ended September 30, 2011 and 2010 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Three Months Ended September 30,
	Gross Premiums Written		Net Premiums Written
	2011	2010	2011	2010
Insurance Operations	$55,260	$66,213	$47,102	$53,185
Reinsurance Operations	17,832	20,022	17,832	20,021

Total	$73,092	$86,235	$64,934	$73,206

Insurance Operations: For the three months ended September 30, 2011, gross premiums written decreased 16.5%, and net premiums written decreased 11.4%, compared to the same period in 2010. The decrease in gross premiums is mainly due to terminated programs as well as termination of certain general liability products, partially offset by increases in property lines. The decrease in net premiums written was primarily due to the decrease in gross premiums written, offset partially by the cancellation of a property quota share reinsurance treaty effective January 1, 2011 and an increase in retention related to the property excess of loss treaty which renewed January 1, 2011.

Reinsurance Operations: For the three months ended September 30, 2011, gross and net premiums written decreased 10.9% compared to the same period in 2010. The decrease in gross and net premiums written is due to the sale of a company that elected to not renew its treaty with Wind River post-acquisition and non-renewals of treaties that did not meet our return hurdles, offset partially by several new treaties.

Global Indemnity plc’s nine months ended September 30, 2011 and 2010 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Nine Months Ended September 30,
	Gross Premiums Written		Net Premiums Written
	2011	2010	2011	2010
Insurance Operations	$182,102	$181,815	$161,333	$145,674
Reinsurance Operations	73,618	89,323	73,116	88,536

Total	$255,720	$271,138	$234,449	$234,210

Insurance Operations: For the nine months ended September 30, 2011, gross premiums written increased 0.2%, and net premiums written increased 10.7%, compared to the same period in 2010. The increase in gross premiums is mainly due to growth in certain products within the property and general liability lines. The increase in net written premiums is primarily due to the cancellation of a property quota share reinsurance treaty effective January 1, 2011 and an increase in retention related to the U.S. property excess of loss treaty which renewed on January 1, 2011.

Reinsurance Operations: For the nine months ended September 30, 2011, gross premiums written decreased 17.6%, and net premiums written decreased 17.4%, compared to the same period in 2010. The decrease in gross and net premiums written is primarily due to the sale of a company that elected to not renew its treaty with Wind River post-acquisition and non-renewals of treaties that did not meet our return hurdles, offset partially by several new treaties.

# # #

Note: Tables Follow

GLOBAL INDEMNITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Gross premiums written	$73,092	$86,235	$255,720	$271,138

Net premiums written	$64,934	$73,206	$234,449	$234,210

Net premiums earned	$77,090	$70,089	$231,114	$215,579
Investment income, net	12,880	14,089	41,224	42,609
Net realized investment gains	1,288	1,818	21,671	21,619
Other income	167	173	11,999	515

Total revenues	91,425	86,169	306,008	280,322

Net losses and loss adjustment expenses	86,234	29,789	206,329	104,253
Acquisition costs and other underwriting expenses	34,597	28,541	94,646	87,697
Corporate and other operating expenses	2,862	5,106	10,329	15,065
Interest expense	1,525	1,825	5,020	5,397

Income (loss) before income taxes	(33,793)	20,908	(10,316)	67,910
Income tax expense	454	1,146	5,758	4,706

Net income (loss) before equity in net income (loss) of partnership	(34,247)	19,762	(16,074)	63,204
Equity in net income (loss) of partnership, net of tax	—	—	53	(29)

Net income (loss)	$(34,247)	$19,762	$(16,021)	$63,175

Weighted average shares outstanding–basic	30,338	30,274	30,321	30,222

Weighted average shares outstanding–diluted	30,353	30,308	30,342	30,246

Net income (loss) per share – basic (1)	$(1.13)	$0.65	$(0.53)	$2.09

Net income (loss) per share – diluted (1)	$(1.13)	$0.65	$(0.53)	$2.09

Combined ratio analysis: (2)
Loss ratio	111.8	42.5	89.3	48.4
Expense ratio	44.9	40.7	41.0	40.7

Combined ratio (3)	156.7	83.2	130.3	89.1

(1)	Per share amounts for 2010 have been restated to reflect the 1-for-2 stock exchange effective July 2, 2010 when the Company completed its redomestication to Ireland.
(2)	The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.
(3)	Excluding premium charges, the combined ratio would have been 143.1 points for the three months ended September 30, 2011 and 125.5 points for the nine months ended September 30, 2011.

GLOBAL INDEMNITY PLC

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars and shares in thousands)

	As of September 30, 2011	As of December 31, 2010
ASSETS

Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2011 - $1,370,288 and 2010 - $1,393,655)	$1,406,342	$1,444,392
Equity securities:
Available for sale, at fair value (cost: 2011 - $154,110 and 2010 - $121,604)	146,067	147,526
Other invested assets:
Available for sale securities, at fair value (cost: 2011 - $14,150 and 2010 - $4,255)	16,169	4,268
Securities classified as trading, at fair value (cost: 2011 - $0 and 2010 - $1,112)	—	1,112

Total investments	1,568,578	1,597,298

Cash and cash equivalents	93,281	119,888
Premiums receivable, net	60,268	56,657
Reinsurance receivables	303,950	422,844
Deferred federal income taxes	20,173	6,926
Deferred acquisition costs	28,753	35,344
Intangible assets	18,798	19,082
Goodwill	4,820	4,820
Prepaid reinsurance premiums	7,762	11,104
Receivable for securities sold	4,388	—
Other assets	22,118	20,720

Total assets	$2,132,889	$2,294,683

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$971,222	$1,052,743
Unearned premiums	135,866	135,872
Ceded balances payable	8,539	12,376
Contingent commissions	5,693	9,260
Payable for securities purchased	—	4,768
Federal income taxes payable	1,993	55
Notes and debentures payable	103,071	121,285
Other liabilities	29,018	29,655

Total liabilities	1,255,402	1,366,014

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; Class A ordinary shares issued: 21,414,007 and 21,340,821 respectively; Class A ordinary shares outstanding: 18,365,802 and 18,300,544, respectively; Class B ordinary shares issued and outstanding: 12,061,370 and 12,061,370, respectively	3	3
Additional paid-in capital	621,442	622,725
Accumulated other comprehensive income, net of taxes	23,500	57,211
Retained earnings	333,621	349,642
Class A ordinary shares in treasury, at cost: 3,048,205 and 3,040,277 shares, respectively	(101,079)	(100,912)

Total shareholders’ equity	877,487	928,669

Total liabilities and shareholders’ equity	$2,132,889	$2,294,683

GLOBAL INDEMNITY PLC

SELECTED INVESTMENT DATA

(Unaudited)

(Dollars in millions)

	Market Value as of
	September 30, 2011	December 31, 2010

Fixed Maturities	$1,406.3	$1,444.4
Cash and cash equivalents	93.3	119.9

Total bonds and cash and cash equivalents	1,499.6	1,564.3
Equities and other invested assets	162.2	152.9

Total cash and invested assets	$1,661.8	$1,717.2

	Three Months Ended September 30, 2011 (a)	Nine Months Ended September 30, 2011 (a)

Net investment income	$11.1	$35.7

Net realized investment gains	0.6	15.6
Net unrealized investment losses	(29.1)	(33.7)

Net realized and unrealized investment returns	(28.5)	(18.1)

Total investment return	$(17.4)	$17.6

Average total cash and invested assets (b)	$1,698.0	$1,689.3

Total investment return % annualized	(4.1%)	1.4%

(a)	Amounts in this table are shown on an after-tax basis.
(b)	Simple average of beginning and end of period, net of receivable/payable for securities.

GLOBAL INDEMNITY PLC

SUMMARY OF OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010

Operating income (loss)	$(34,842)	$18,490	$(31,581)	$47,109
Adjustments:
Net realized investment gains, net of tax	595	1,272	15,560	16,066

Total after-tax adjustments	595	1,272	15,560	16,066

Net income (loss)	$(34,247)	$19,762	$(16,021)	$63,175

Weighted average shares outstanding – basic	30,338	30,274	30,321	30,222

Weighted average shares outstanding – diluted	30,353	30,308	30,342	30,246

Operating income (loss) per share – basic	$(1.15)	$0.61	$(1.04)	$1.56

Operating income (loss) per share – diluted	$(1.15)	$0.61	$(1.04)	$1.56

Per share amounts for 2010 have been restated to reflect the 1-for-2 stock exchange effective July 2, 2010 when the Company completed its redomestication to Ireland.

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.